UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 8, 2011
Date of Report (Date of earliest event reported)

URANERZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	001-32974	98-0365605
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1701 East “E” Street
PO Box 50850
Casper, Wyoming, USA	85605
(Address of principal executive offices)	(Zip Code)

604-689-1659
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 8, 2011, Uranerz Energy Corporation (the “Corporation”) filed with the Secretary of State of the State of Nevada a Certificate of Amendment to the Corporation’s Amended and Restated Articles of Incorporation (“Articles of Incorporation”), approved by the Corporation’s shareholders at the Corporation’s Annual Meeting of Shareholders held on June 15, 2011.  The first sentence of Article 3 of the Corporation’s Articles of Incorporation previously read:

“The aggregate number of shares that the Corporation will have the authority to issue is Two Hundred and Ten Million (210,000,000) shares of which Two Hundred Million (200,000,000) shares will be common stock, with a par value of $0.001 per share, and Ten Million (10,000,000) shares will be preferred stock, with a par value of $0.001 per share.”

The first sentence of Article 3 of the Corporation’s Articles of Incorporation has been amended to read as follows:

“The aggregate number of shares that the Corporation will have the authority to issue is Seven Hundred and Sixty Million (760,000,000) shares, of which Seven Hundred and Fifty Million (750,000,000) shares will be common stock, with a par value of $0.001 per share, and Ten Million (10,000,000) shares will be preferred stock, with a par value of $0.001 per share.”

A copy of the Certificate of Amendment to the Corporation’s Articles of Incorporation is attached hereto as Exhibit 3.1, and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Articles of Incorporation of Uranerz Energy Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANERZ ENERGY CORPORATION

DATE: August 12, 2011	By:	/s/ “Benjamin Leboe”
Benjamin Leboe
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment to the Articles of Incorporation of Uranerz Energy Corporation